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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1/Amendment No. 164 to Registration Statement Nos. 333-152450/811-08306 of First MetLife Investors Variable Annuity Account One on Form N-4 of our report dated March 24, 2008 relating to the financial statements of each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One, and our report dated April 14, 2008 relating to the financial statements of First MetLife Investors Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company changed its method of accounting for income taxes, as required by accounting guidance adopted on January 1, 2007, and includes an explanatory paragraph referring to the fact that the Company's 2006 and 2005 financial statements have been restated), both appearing in the Statement of Additional Information, in Pre-Effective Amendment No. 1 /Amendment No. 163 to Registration Statement Nos. 333-152450/811-08306 of First MetLife Investors Variable Annuity Account One, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
December 5, 2008